Exhibit 10.12

THIS AGREEMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF THE DATE HEREOF BY AND AMONG CONNECTICUT GREEN BANK, A QUASI-PUBLIC AGENCY OF THE STATE OF CONNECTICUT, IN ITS CAPACITY AS ADMINISTRATIVE AGENT FOR ITSELF AND ON BEHALF OF SUBORDINATED LENDERS, AND LIBERTY BANK, A MUTUAL SAVINGS BANK, IN ITS CAPACITY AS ADMINISTRATIVE AGENT FOR ITSELF AND ON BEHALF OF SENIOR LENDERS (AS THE SAME MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”).

LIMITED GUARANTY AND SUBORDINATION AGREEMENT

THIS LIMITED GUARANTY AND SUBORDINATION AGREEMENT (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of the 18th day of August, 2023 and made by FUELCELL ENERGY, INC., a Delaware corporation with a principal place of business at 3 Great Pasture Road, Danbury, Connecticut 06810 (“Guarantor”), for the benefit CONNECTICUT GREEN BANK, a quasi-public agency of the State of Connecticut, having an address at 75 Charter Oak Avenue, Hartford, Connecticut 06106 in its capacity as administrative agent for itself and the Secured Parties (in such capacity, the “Administrative Agent”).

1.Reference is made to that certain Credit Agreement dated as of the date hereof (as amended, restated, replaced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the Lender party thereto from time to time, and Administrative Agent.  Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.    Reference is also made to that certain First Amended and Restated Service Agreement for SureSource 4000 Power Plant, dated August 4, 2021, by and between Project Company and Guarantor, as the same may be as amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “O&M Agreement”).
2.To induce the Lender to make that certain term loan in the aggregate amount of EIGHT MILLION and 00/100 U.S. Dollars (U.S. $8,000,000.00) (the “Loan”) to FUELCELL ENERGY FINANCE HOLDCO, LLC, a Delaware limited liability company having a principal place of business c/o Fuel Cell Energy, 3 Great Pasture Road, Danbury, Connecticut 06810 (the “Borrower”) pursuant to the Credit Agreement, and in consideration of the advances or financial accommodations heretofore or hereafter granted by Lender to or for the account of Borrower, Guarantor, hereby unconditionally guarantees the Obligations (as defined in the Credit Agreement) (hereinafter referred to as the “Guaranteed Obligations”); provided, that the Guaranteed Obligations shall exclude any Excluded Swap Obligations.
3.The Guaranteed Obligations of Guarantor under this Agreement are a guaranty of payment and performance and not of collection, and shall be absolute and unconditional, whether or not the cost of complying with same exceeds the principal amount of the Notes then outstanding.  The Guaranteed Obligations shall, except as otherwise specifically provided for herein, remain in full force and effect until such time as all of the Obligations have been indefeasibly paid and performed in full.  Guarantor’s liability under this Agreement shall not in any way be affected by the cessation of Borrower’s liability for any reason other than full performance of all the Obligations, including, without limitation, any and all obligations to indemnify Administrative Agent and/or Lender.
4.Guarantor also agrees: (i) that the liability of Guarantor hereunder is direct and unconditional and may be enforced without requiring Administrative Agent and/or Lender first to resort to any other right, remedy or security; (ii) that Guarantor shall not have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the Obligations and

Guarantor hereby expressly waives any and all of said rights of subrogation, reimbursement, indemnity and recourse to security; (iii) that Guarantor shall not be deemed a “creditor” of Borrower with respect to the Obligations as said term “creditor” is defined in the U.S. Bankruptcy Code, as amended; and (iv) this Agreement is, and shall be, as to Guarantor, continuing and no notice of revocation shall affect any obligations of Guarantor hereunder, including any Obligations or Guaranteed Obligations incurred after the time of any such revocation.
5.The Guaranteed Obligations of Guarantor hereunder shall not be affected, reduced, modified or impaired upon the happening from time to time of any event, including without limitation, any of the following, whether or not with notice to, or consent of, Guarantor, except, in each case, to the extent that any of the following results in the termination of this Agreement by mutual agreement of Guarantor, Administrative Agent and Lender:
a.	The compromise, settlement, release, change, renewal, modification or termination of any or all of the obligations, covenants or agreements of the Borrower or any other Loan Party under any of the Loan Documents (including, without limitation, Obligations);
b.	The failure to give notice to Guarantor of the occurrence of any Event of Default;
c.	The waiver of the payment, performance or observance by Borrower, Guarantor, any Other Guarantor or any other Loan Party of any of the obligations, conditions, covenants or agreements of any of them contained in any of the Loan Documents;
d.	The extension of the time for payment of the principal and premium, if any, or interest owing or payable on the Loan or of the time for performance of any other obligations, covenants or agreements under or arising out of any of the Loan Documents or the extension or the renewal thereof;
e.	The modification or amendment (whether material or otherwise) of any duty, obligation, covenant or agreement set forth in any of the Loan Documents;
f.	The taking or the omission of any of the actions referred to in any of the Loan Documents;
g.	Any failure, omission, delay or lack on the part of Administrative Agent or any Lender to enforce, assert or exercise any right, power or remedy conferred on Administrative Agent or any Lender in any of the Loan Documents, or any other act or acts on the part of Administrative Agent or any Lender;
h.	The exchange, release, surrender or disposal of any collateral for the Obligations or the Guaranteed Obligations, or the failure to perfect or maintain any Lien granted in connection with the Obligations or the Guaranteed Obligations;
i.	The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting Borrower, Guarantor, any Other Guarantor or any of the other Loan Parties or any of the assets of any of them, or any allegation or contest of the validity of this Agreement in any such proceeding;

j.	The release or discharge of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Agreement by operation of law;
k.	The default or failure of Guarantor to fully perform any of its obligations set forth in this Agreement; or
l.	Any other circumstances which would otherwise constitute the legal or equitable discharge of Guarantor.
6.Guarantor Payments.
a.	Guarantor shall (i) on the date hereof, provide a special contribution payment to the Payment Reserve Account associated with the 10,122 MWH shortfall of the electricity expected to be generated by the Facility in the first year, calculated at $855,000, representing an “Output Shortfall”, (ii) on the date hereof, provide a special payment to the Payment Reserve Account in the amount of $500,000, related to delays in Renewable Energy Certificate generation and sales, and (iii) to the extent that shortfalls exist with respect to expected electricity in subsequent years, Guarantor shall provide additional special contribution payments to the Payment Reserve Account in amounts satisfactory to the Senior Lenders; provided that the contribution in any year will not exceed the required “Output Shortfall Payment” (as such term is defined in the Power Purchase Agreement) to be made to CMEEC pursuant to the Power Purchase Agreement.
b.	Guarantor further agrees to make any REC Contribution payment required for the benefit of Senior Lenders and Subordinated Lender as required by Section 6.25 of the Credit Agreement.
c.	Guarantor further agrees that it shall use the proceeds of the Loan, or direct the Borrower to use the proceeds of the loan on its behalf, to repay the $3,000,000 “B Loan” (as such term is defined in that certain loan agreement for an amount of $5,873,188.45 entered into by FCE and Connecticut Green Bank and Bank and dated March 5, 2013 (the “Bridgeport Loan Agreement”)) made by Connecticut Green Bank pursuant to an amendment to the Bridgeport Loan Agreement dated on or about December 19, 2019 including any accrued interest and fees due and payable pursuant to the B Loan.

7.Subordination. The rights of the Administrative Agent, Lender, and Secured Parties hereunder shall be subject to the terms of the Subordination Agreement. Further, any Sponsor O&M Fees (as hereinafter defined) are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of the Guaranteed Obligations. “Sponsor O&M Fees” shall mean any and all fees, payments, and monetary obligations due and owing from the Project Company to Guarantor pursuant to the O&M Agreement, including but not limited to the “Service Fee” and “Module Replacement Fee” (as such terms are defined in the O&M Agreement). The Guarantor agrees that it will not assign its rights to the Sponsor O&M Fees or under the O&M Agreement or any instrument or document evidencing such Sponsor O&M Fees.

Notwithstanding the foregoing, except as otherwise provided herein, the Guarantor may retain payments of the Sponsor O&M Fees in accordance with the O&M Agreement; provided, however, that if (a) an Event of Default pursuant to Section 8.01 of the Credit Agreement has occurred and is continuing or would result from the making of such payment, and/or (b) (i) an “Output Shortfall” (as defined in the Power Purchase Agreement) exists and is continuing under the Power Purchase Agreement; and (ii) in connection with such “Output Shortfall,” either (X) the Project Company has failed to make the required “Output Shortfall Payment” (as defined in the Power Purchase Agreement) to CMEEC or has otherwise committed an “Event of Default” (as defined in the Power Purchase Agreement); or (Y) the payment of the Sponsor O&M Fees by the Project Company to Guarantor would result in a reduction in cash distributions by the Tax Equity Holdco to the Borrower such that Borrower would not have sufficient cash to make the required payments under items FIRST through ELEVENTH of section 6.19(b) of the Credit Agreement (and Guarantor has otherwise not provided Borrower with the funds to make such payments), then, in either of subsection (a) or subsection (b) above, the Guarantor shall not retain, any payment of any Sponsor O&M Fees, unless and until the earliest of the following time:

A. In the case of an Event(s) of Default referenced in subsection (a) above, such Event of Default (i) shall have been cured or ceases to exist; or (ii) such Event(s) of Default or the application of this Agreement to such Event(s) of Default shall have been waived in writing by Administrative Agent;

B. In the case of an event referenced in subsection (b) above, any Output Shortfall Payment owed by the Project Company to CMEEC shall have been made, any event of default under the Power Purchase Agreement shall have been cured, cease to exist or otherwise been waived by CMEEC, and the payment of the Sponsor O&M Fees by the Project Company to Guarantor would not result in a reduction in cash distributions by the Tax Equity Holdco to the Borrower such that Borrower would not have sufficient cash to make the required payments under items FIRST through ELEVENTH of section 6.19(b) of the Credit Agreement (and Guarantor has otherwise not provided Borrower with the funds to make such payments); or;

a.	the Guaranteed Obligations have been finally paid in full.

Upon the earlier of (A), (B) or (C) above, the Guarantor shall be permitted to receive payment of Sponsor O&M Fees including any previously accrued but unpaid Sponsor O&M Fees, so long as the Borrower is in pro forma compliance with the financial covenants contained in Article VI of the Credit Agreement after giving effect to such payments, and such compliance is certified to Administrative Agent in a compliance certificate delivered in accordance with the terms of the Credit Agreement.

In the event that the Guarantor receives any payment or distribution at a time when such payment or distribution was prohibited by the provisions of this Agreement, then, and in such event, such payment or distribution shall be deemed to have been paid to such Guarantor in trust for the benefit of the Administrative Agent and such Guarantor agrees to immediately deliver such payment or distribution over to the Administrative Agent to the extent necessary to pay the Guaranteed Obligations in full in cash.  Any such payments or distributions so paid over to Administrative Agent by the Guarantor in accordance with the foregoing sentence shall not constitute payments in respect of the Sponsor O&M Fees and will not reduce the outstanding amount of the Sponsor O&M Fees.  To the extent there are any excess amounts received by Administrative Agent from the Guarantor beyond the amount necessary to pay in full in cash the Guaranteed Obligations then due, Administrative Agent shall remit such excess to the Guarantor as the Guarantor shall direct in writing, to the extent necessary to pay all the Sponsor O&M Fees then due, which amounts shall constitute payments in respect of the Sponsor O&M Fees and will so reduce the outstanding amount of the Sponsor O&M Fees.

8.License.  If an Event of Default shall occur under the Credit Agreement, and, in connection with exercising its remedies, the Administrative Agent becomes the Class B Member and Managing Member of the Tax Equity Holdco, Guarantor hereby grants to the Administrative Agent a non-exclusive, royalty-free, right and license (the “Purchase License”) to (1) seek and engage an alternative supplier, including but not limited to Guarantor’s third party licensees and other third parties who have been trained by the Guarantor, present and future, to make, use, service, monitor, operate, maintain and import such fuel cell “Modules”, as such term is defined in the O&M Agreement, and components thereof to permit the Administrative Agent to continue to use, monitor, maintain and operate the Facility, (2) enter service spares, and (3) enter into agreements with third parties to acquire fuel cell Modules and components thereof from inventory awaiting installation or from plants operating in the field.

If an Event of Default shall occur under the Credit Agreement, and, in connection with exercising its remedies, the Administrative Agent becomes the Class B Member and Managing Member of the Tax Equity Holdco, Guarantor hereby grants to Administrative Agent (and any supplier engaged pursuant to the immediately preceding paragraph) a non-exclusive, royalty-free, right and license within the United States of America (the “Operations License”), where owned by Guarantor, or sublicense, where owned by a third party, to use the SureSource Operations Technology provided by Guarantor to the Project Company as contemplated by the O&M Agreement, solely for the operation, monitoring and maintenance of the Facility to be serviced under the O&M Agreement, including a license to use the SureSource Power Plant Operations and Maintenance Manuals, the SureSource Power Plant communications system software and firmware, and the SureSource Power Plant monitoring software.  Such Operations License shall continue to apply, and shall not terminate, if and as long as Administrative Agent (or such supplier) has the right to exercise, or exercises, the Purchase License and may be exercised solely in connection with the exercise by Administrative Agent (or such supplier) of the Purchase License.  For purposes of this paragraph, “SureSource Operations Technology”, has the meaning ascribed thereto in the O&M Agreement and also means that portion of the Service Provider’s fuel cell technology comprising trade secrets, know-how and other confidential information, including, without limitation, Confidential Information owned or otherwise controlled by Guarantor which are necessary or useful for the Project Company to monitor, operate and maintain (or have monitored, operated and maintained) the Facility.

Notwithstanding the foregoing, the Administrative Agent shall not exercise rights under the Purchase License or the Operations License until one or more of the following events (each such event, a “Trigger Event”) has occurred, and upon the occurrence of any Trigger Event, the Administrative Agent shall be entitled to exercise such rights automatically without any notice to, or consent from, the Guarantor but without the expansion of such rights:

a.	Guarantor is no longer capable of providing (i) such replacement fuel cell Modules or components thereof or (ii) the “Services”, as such term is defined in the O&M Agreement; or
b.	Guarantor has either (i) ceased providing replacement fuel cell Modules or components as required under the O&M Agreement or (ii) materially defaulted in its obligation to provide Service as required under the O&M Agreement, in either case because of: (I) a material adverse change in the financial condition of the Guarantor has occurred; (II) authorization by the officers, directors or other governing body of Guarantor for Guarantor to file a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), whether or not such a petition is filed; or (III) the entry of an order for relief under the Bankruptcy Code in connection with a petition filed under Section 303 of the Bankruptcy Code; or
c.	Guarantor is acquired by a third party, which fails to continue the business or maintain an adequate commercial supply of replacement equipment and parts for the Facility, including Modules.

9.	Guarantor covenants, represents and warrants that, as of the date of this Agreement:
a.	Guarantor has received reasonably equivalent value in exchange for its execution of this Agreement.
b.	Guarantor is a duly formed and validly existing corporation organized under the laws of the State of Delaware. Guarantor has the power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified to do business in each jurisdiction in which such qualification is necessary, except where a failure to be so qualified would not have a material adverse effect. Guarantor has full power and authority to enter into and perform its obligations under this Agreement, to execute and deliver this Agreement and the other Loan Documents it is a party to, all of which have been duly authorized by all necessary and proper corporate action.
c.	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions of this Agreement is not prevented or limited by and does not conflict with or result in a breach of the terms, conditions or provisions of any contractual or other restriction on Guarantor, or agreement or instrument of any nature to which Guarantor is now a party or by which Guarantor or its property are bound, or constitutes a default under any of the foregoing.
d.	Guarantor is Solvent and no bankruptcy or insolvency proceedings are pending or contemplated by or against Guarantor.
e.	This Agreement is a valid and binding obligation of Guarantor and enforceable in accordance with its terms.
f.	There is no action, suit or proceeding pending, or to the knowledge of Guarantor, threatened against or affecting Guarantor or any of its property.
g.	Guarantor has filed all required federal, state and local tax returns (or extensions therefor), and no claims have been asserted and/or are unpaid with respect to such taxes.
h.	The assumption by Guarantor of the Guaranteed Obligations hereunder will result in a financial benefit to Guarantor.
i.	Omitted.
j.	The representations and warranties in the Loan Documents made by the Borrower on behalf of the Guarantor are true and accurate in all respects.
k.	Guarantor is in compliance in all respects with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it, except in such instances in which (i) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect.

10.No act of commission or omission of any kind or at any time upon the part of Administrative Agent or any Lender, their respective successors or assigns, with respect to any matter whatsoever shall in any way impair the rights of Administrative Agent or Lender to enforce any right, power or benefit under this Agreement and no setoff, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which Guarantor has or may have against Administrative Agent or any Lender or any assignee or successor thereof shall be available hereunder to Guarantor against Administrative Agent or Lender.
11.Guarantor hereby gives Administrative Agent, for the benefit of Secured Parties, and each Lender, a lien and right of setoff for all of the Guaranteed Obligations upon and against the deposits, credits and property of Guarantor now or hereafter in the possession or control of Administrative Agent or any Lender or in transit to Administrative Agent or any Lender.  Administrative Agent or any Lender may, at any time after the occurrence and during the continuance of Event of Default, apply the same or any part thereof to any of the Guaranteed Obligations or the Obligations, even though unmatured, without notice and without first resorting to any other collateral, solely to the extent that such deposits, credits and/or property constitute Collateral (as defined the Security Agreement).
12.Guarantor waives: notice of acceptance hereof; presentment and protest of any instrument, and notice thereof; notice of default; and all other notices to which Guarantor might otherwise be entitled.
13.This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or otherwise must be restored by Administrative Agent or Lender (or any one of them) to Borrower or to the creditors of Borrower or any representative of Borrower or representative of Borrower’s creditors upon the insolvency, bankruptcy or reorganization of Borrower, or to Guarantor or to any other guarantor of the Obligations (each an “Other Guarantor”, and collectively, the “Other Guarantors”) or to the creditors of Guarantor or any Other Guarantor or any representative of Guarantor or any Other Guarantor or representative of the creditors of Guarantor or any Other Guarantor upon the insolvency, bankruptcy or reorganization of Guarantor or any Other Guarantor, or otherwise, all as though such payments had not been made.
14.Administrative Agent and Lender may, from time to time, whether before or after any discontinuance of this Agreement, without notice to Guarantor, assign or transfer any or all of the Guaranteed Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Guaranteed Obligations shall be and remain Guaranteed Obligations for the purposes of this Agreement, and each and every immediate and successive assignee or transferee of any of the Guaranteed Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Guaranteed Obligations, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were a Lender; provided, however, that unless Administrative Agent shall otherwise consent in writing, Administrative Agent shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of Secured Parties, as to those of the Guaranteed Obligations which Lender have not assigned or transferred.
15.No remedy herein conferred upon or reserved to Administrative Agent or Lender is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity.  No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power from being exercised from time to time and as often as may be deemed expedient.  In order to entitle Administrative Agent and/or Lender to exercise any remedy reserved to it in this Agreement it shall not be necessary to give any notice.  In the event any provision contained in this Agreement should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.
16.This Agreement and the other Loan Documents, collectively constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
17.The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof.
18.This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut without regard to its principles relating to conflicts of laws.
19.GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CONNECTICUT SITTING IN HARTFORD COUNTY AND OF THE UNITED STATES DISTRICT COURT OF CONNECTICUT, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CONNECTICUT STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
20.GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH OF THIS AGREEMENT.  GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
21.GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING

WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
22.GUARANTOR EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND EACH TRANSACTION RELATED TO IT IS A “COMMERCIAL TRANSACTION” WITHIN THE MEANING OF CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED.  GUARANTOR HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED UPON IT UNDER CHAPTER 903a OF SAID STATUTES (OR ANY OTHER FEDERAL OR STATE LAW AFFECTING PREJUDGMENT REMEDIES) TO ANY NOTICE OR HEARING OR PRIOR COURT ORDER OR THE POSTING OF A BOND PRIOR TO THE ADMINISTRATIVE AGENT OBTAINING A PREJUDGMENT REMEDY.  GUARANTOR FURTHER WAIVES ANY REQUIREMENT OR OBLIGATION OF THE ADMINISTRATIVE AGENT TO POST A BOND OR OTHER SECURITY IN CONNECTION WITH ANY PREJUDGMENT REMEDY OBTAINED BY ADMINISTRATIVE AGENT.  GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE OR HAS HAD THE OPPORTUNITY TO RETAIN COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT.
23.This Agreement, all acts and transactions hereunder, and the rights and obligations of the parties hereto shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of Administrative Agent, Lender and their respective successors and assigns; provided, that the Guarantor may not assign its rights or obligations under this Agreement without the prior written consent of Administrative Agent, which consent shall be in Administrative Agent’s sole discretion.
24.Time is of the essence of each and every term, condition and provision of this Agreement.
25.This document may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute but one and the same instrument.  Facsimile and e-mailed (PDF) signatures shall be afforded the full force and effect of any original signature.
26.An Event of Default shall be deemed to be “continuing” for all purposes of this Agreement and the other Loan Documents, notwithstanding any purported curing of such Event of Default, unless, prior to the receipt by Borrower of a notice from Administrative Agent stating that Administrative Agent shall have elected to accelerate the indebtedness evidenced by the Credit Agreement, Borrower shall have cured such Event of Default to the satisfaction of Administrative Agent, and so notified Administrative Agent, and Administrative Agent shall have accepted such cure in writing or Lender shall have waived such Event of Default in writing.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Guarantor has caused this Agreement to be executed and delivered as of the 18th day of August, 2023.

GUARANTOR:

FUELCELL ENERGY, INC.

By: /s/ Michael S. Bishop

Name:Michael S. Bishop

Title:	Executive Vice President and Chief Financial Officer

[Signature page to Limited Guaranty and Subordination Agreement]